Exhibit 10(k)

McDONALD’S CORPORATION
2001 OMNIBUS STOCK OWNERSHIP PLAN

THE PLAN

McDonald’s Corporation, a Delaware corporation (the “Company”), established the McDonald’s Corporation 2001 Omnibus Stock Ownership Plan (the “Plan”) effective as of May 17, 2001. This Plan permits the grant of stock options, restricted stock, stock appreciation rights, performance units, stock bonuses and other stock-based awards. This Plan is subject to approval by the Company’s stockholders at the May 17, 2001 Annual Meeting.

1. Purpose

The purpose of this Plan is to advance the interest of the Company by encouraging and enabling the acquisition of a larger personal financial interest in the Company by those employees and non-employee directors and senior directors upon whose judgment and efforts the Company is largely dependent for the successful conduct of its operations. An additional purpose of this Plan is to provide a means by which employees of the Company and its Subsidiaries and non-employee directors and senior directors can acquire and maintain Stock ownership, thereby strengthening their commitment to the success of the Company and their desire to remain in the employ or in the service of the Company and its Subsidiaries. It is anticipated that the acquisition of such financial interest and Stock ownership will stimulate the efforts of such employees and directors on behalf of the Company, strengthen their desire to continue in the service of the Company, and encourage shareholder and entrepreneurial perspectives through Stock ownership. It is also anticipated that the opportunity to obtain such financial interest and Stock ownership will prove attractive to promising new employees and will assist the Company in attracting such employees.

2. Definitions

As used in this Plan, the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     (a) “Affiliate Service” of a Grantee who is an employee of the Company means the Grantee’s Company Service plus the Grantee’s aggregate number of years of employment with any Subsidiary during the period before it became a Subsidiary, unless the Committee determines otherwise in connection with an entity’s becoming a Subsidiary.

     (b) “Award” means any stock options, shares of restricted stock, stock appreciation rights, performance units, stock bonuses or other stock-based awards granted under this Plan.

      (c) “Award Agreement” has the meaning specified in Section 4(c)(v).

     (d) “Board” means the Board of Directors of the Company.

     (e) “Business Combination” has the meaning specified in Section 2(g)(iii).

     (f) “Cause” means (i) in the case of a Grantee who is an employee of the Company or a Subsidiary, the Grantee’s commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude, and (ii) in the case of a Grantee who is a non-employee director or senior director of the Company, cause pursuant to Article Thirteenth (c) of the Company’s Restated Certificate of Incorporation.

      (g) “Change in Control” means the happening of any of the following events:

                    (i) the acquisition by any Person of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (A)  the then-outstanding shares of Stock (“Outstanding Company Common Stock”) or (B)  the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(g)(i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (4) any acquisition by any entity pursuant to a transaction that complies with Sections 2(g)(iii)(A), (B) and (C); or

                    (ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                    (iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                    (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     (h) “Code” means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of, or rule under, the Code shall include references to successor provisions.

      (i) “Committee” has the meaning specified in Section 4(a).

      (j) “Company” has the meaning specified in the first paragraph.

     (k) “Company Service” of a Grantee who is an employee of the Company or a Subsidiary means the Grantee’s aggregate number of years of employment with the Company and its Subsidiaries during periods when those entities were Subsidiaries.

     (l) “Disability” as it regards employees means, a “disability” within the meaning of the Company’s Profit Sharing Program, as amended from time to time.

     “Disability” as it regards non-employee directors and senior directors means a physical or mental condition that prevents the director from performing his or her duties as a member of the Board or a senior director, as applicable, and that is expected to be permanent or for an indefinite duration exceeding one year.

     (m) “Disaffiliation” of a Subsidiary means the Subsidiary’s ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary).

     (n) “Dividend Equivalent Amount” has the meaning specified in Section 9(c)(iii)(C).

      (o) “Effective Date” means May 17, 2001.

      (p) “Fair Market Value” of any security of the Company means, as of any applicable date, the closing price of the security at the close of normal trading hours on the New York Stock Exchange, or, if no such sale of the security shall have occurred on such date, on the next preceding date on which there was such a sale.

      (q) “Foreign Equity Incentive Plan” has the meaning specified in Section 15.

      (r) “Grant Date” has the meaning specified in Section 6(a)(i).

      (s) “Grantee” means an individual who has been granted an Award.

     (t) “Immediate Family” means a Grantee’s spouse, children, grandchildren, stepchildren, parents, stepparents, grandparents, siblings, nieces, nephews and in-laws.

     (u) “including” or “includes” means “including, without limitation,” or “includes, without limitation.”

     (v) “Incumbent Board” has the meaning specified in Section 2(g)(ii).

     (w) “Job Loss” includes a Termination of Employment resulting from a corporate restructuring or reorganization, job restructuring, reduction in force, outsourcing or replacement of jobs by technology.

     (x) “Measuring Period” has the meaning specified in Section 6(f)(i)(B).

      (y) “Minimum Consideration” means $.01 per share or such larger amount determined pursuant to resolution of the Board to be “capital” (within the meaning of Section 154 of the Delaware General Corporation Law).

     (z) “1934 Act” means the Securities Exchange Act of 1934, as amended, and regulations and rulings thereunder. References to a particular section of, or rule under, the 1934 Act shall include references to successor provisions.

     (aa) “non-employee director” means a member of the Board who is not an employee of the Company.

     (bb) “Option Price” means the per-share purchase price of Stock subject to a stock option.

     (cc) “other stock-based awards” means an Award made pursuant to Section 6(h).

     (dd) “Outstanding Company Common Stock” has the meaning specified in Section 2(g)(i).

     (ee) “Outstanding Company Voting Securities” has the meaning specified in Section 2(g)(i).

     (ff) “Outstanding Performance Unit” has the meaning specified in Section 22(c).

     (gg) “Performance Percentage” has the meaning specified in Section 6(f)(i)(C).

     (hh) “Permissible Transferee” has the meaning specified in Section 8.

     (ii) “Person” means any “individual,” “entity” or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act.

     (jj) “Plan” means this McDonald’s Corporation 2001 Omnibus Stock Ownership Plan.

     (kk) “Qualified Performance-Based Award” means any Award that is intended to qualify for the Section 162(m) Exemption, as provided in Section 24.

     (ll) “Qualified Performance Goal” means a performance goal established by the Committee in connection with the grant of a Qualified Performance-Based Award, which (i) is based on the attainment of specified levels of one or more Specified Performance Goals, and (ii) is set by the Committee within the time period prescribed by Section 162(m) of the Code; provided, that in the case of a stock option or stock appreciation right, the Qualified Performance Goal shall be considered to have been established without special action by the Committee, by virtue of the fact that the Stock subject to such Award must increase in value over its Fair Market Value on the Grant Date (or over a higher value) in order for the Grantee to realize any compensation from exercising the stock option or stock appreciation right.

     (mm) “Retirement” as it regards employees means a Termination of Employment any time after attaining either (i) age 60 with at least 20 years of Affiliate Service, or (ii) combined age and years of Affiliate Service equal to or greater than 70, other than a Termination of Employment for Cause.

     “Retirement” as it regards non-employee directors and senior directors means Termination of Directorship with at least 10 years of service as a member of the Board and/or a senior director or after age 70.

     (nn) “Section 16 Grantee” means an individual subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

     (oo) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

     (pp) “Special Circumstances” for a Termination of Employment of a Grantee means (i) Job Loss or (ii) the Grantee becomes an owner-operator of a McDonald’s restaurant in connection with the Termination of Employment.

     (qq) “Specified Performance Goal” means any of the following measures as applied to the Company as a whole or to any Subsidiary, division or other unit of the Company: earnings per share, economic profit, owner-operator cash flow, transaction counts, customer satisfaction rating, comparable sales growth, sales, net profit after tax, gross profit, operating profit, cash generation, unit volume, return on equity, return on assets, change in working capital, return on capital or shareholder return.

     (rr) “Stock” means the common stock of the Company, par value $.01 per share.

     (ss) “Subsidiary” means any entity in which the Company directly or through intervening subsidiaries owns 25% or more of the total combined voting power or value of all classes of stock, or, in the case of an unincorporated entity, a 25% or more interest in the capital and profits.

      (tt) “Tendered Restricted Stock” has the meaning specified in Section 9(a).

      (uu) “Termination of Directorship” means the first date upon which a non-employee director or a senior director is neither a member of the Board nor a senior director.

     (vv) “Termination of Employment” of a Grantee means the termination of the Grantee’s employment with the Company and the Subsidiaries. A Grantee employed by a Subsidiary also shall be deemed to incur a Termination of Employment if there occurs a Disaffiliation of that Subsidiary, unless either (i) the Grantee is, immediately after the Disaffiliation, an employee of the Company or one of the remaining Subsidiaries, or (ii) in connection with the Disaffiliation, the Awards held by the Grantee are assumed, or replaced with new awards, by the former Subsidiary or an entity that controls the former Subsidiary following the Disaffiliation.

     (ww) “Unit Value” has the meaning specified in Section 9(c)(iii).

3.   Scope of this Plan

      (a)    The total number of shares of Stock reserved and available for grant under this Plan shall not exceed 64,000,000, subject to adjustment as provided in Section 23. Such shares may be treasury shares or newly-issued shares or both, as may be determined from time to time by the Board or by the Committee appointed pursuant to Section 4.

     (b) Subject to adjustment as provided in Section 23, the maximum number of Shares of Stock for which stock options and stock appreciation rights may be granted to any Grantee in any three-year period shall not exceed 5,000,000. In addition, Section 24 sets forth limits on the other Qualified Performance-Based Awards that any Grantee may receive.

     (c) Subject to Sections 3(a) and (b) (as to the maximum number of shares of Stock available for delivery in connection with Awards) and to Section 3(d), and subject to adjustment as provided in Section 23, up to 3,000,000 shares of restricted stock and up to 200,000 bonus shares of Stock may be granted under this Plan.

     (d) If and to the extent an Award shall expire or terminate for any reason without having been exercised in full, or shall be forfeited, the shares of Stock (including restricted stock) associated with the expired, terminated or forfeited portion of such Award shall become available for other Awards.

4.    Administration

     (a) Subject to Section 4(b), this Plan shall be administered by a committee appointed by the Board (the “Committee”). All members of the Committee shall be “outside directors” (as defined or interpreted for purposes of the Section 162(m) Exemption). The composition of the Committee also shall be subject to such limitations as the Board deems appropriate to permit transactions in Stock pursuant to this Plan to be exempt from liability under Rule 16b-3 under the 1934 Act.

     (b) The Board may, in its discretion, reserve to itself any or all of the authority and responsibility of the Committee. To the extent that the Board has reserved to itself the authority and responsibility of the Committee, all references to the Committee in this Plan shall be deemed to refer to the Board.

     (c) The Committee shall have full and final authority, in its discretion, but subject to the express provisions of this Plan, as follows:

                (i) to grant Awards,

                (ii) to determine (A) when Awards may be granted, and (B) whether or not specific Awards shall be identified with other specific Awards, and, if so, whether they shall be exercisable cumulatively with or alternatively to such other specific Awards,

               (iii) to interpret this Plan and to make all determinations necessary or advisable for the administration of this Plan,

               (iv) to prescribe, amend, and rescind rules and regulations relating to this Plan, including rules and regulations with respect to the exercisability and nonforfeitability of Awards upon the Termination of Employment of a Grantee,

               (v) to determine all terms and provisions of all Awards, including without limitation any restrictions or conditions (including specifying such performance criteria as the Committee deems appropriate, and imposing restrictions with respect to Stock acquired upon exercise of a stock option, which restrictions may continue beyond the Grantee’s Termination of Employment or Termination of Directorship, as applicable), which shall be set forth in a written agreement for each Award (the “Award Agreements”), which need not be identical, and, with the consent of the Grantee, to modify any such Award Agreement at any time,

               (vi) to authorize foreign Subsidiaries to adopt Foreign Equity Incentive Plans as provided in Section 15,

               (vii) to delegate any or all of its duties and responsibilities under this Plan to any individual or group of individuals it deems appropriate, except its duties and responsibilities with respect to Section 16 Grantees and with respect to Qualified Performance-Based Awards, and (A) the acts of such delegates shall be treated hereunder as acts of the Committee and (B) such delegates shall report to the Committee regarding the delegated duties and responsibilities,

               (viii) to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award or any group of Awards for any reason,

               (ix) subject to Section 6(a)(ii), to extend the time during which any Award or group of Awards may be exercised or earned,

               (x) to make such adjustments or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of this Plan,

               (xi) to impose such additional conditions, restrictions and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Awards and limiting the percentage of Awards that may from time to time be exercised by a Grantee, and

              (xii) to prescribe rules and regulations concerning the transferability of any Awards, and to make such adjustments or modifications to Awards transferable pursuant to Section 8 as are necessary and advisable to fulfill the purposes of this Plan.

     (d) The determination of the Committee on all matters relating to this Plan or any Award Agreement shall be made in its sole discretion, and shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award.

5.  Eligibility

Awards may be granted to any employee (including any officer) of the Company or any of its domestic Subsidiaries, any employee, officer or director of any of the Company’s foreign Subsidiaries, and to any non-employee director or senior director of the Company. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of this Plan.

6.   Conditions to Grants

     (a)    General conditions.

               (i) The “Grant Date” of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.

               (ii) The term of each Award shall be a period of 10 years from the Grant Date; provided, that the Committee may determine that the term of an Award will be a different period, not longer than 15 years from the Grant Date; and provided, further, that in any event the term of each Award shall be subject to earlier termination as herein provided.

               (iii) A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

     (b) Grant of Stock Options and Option Price. A stock option represents the right to purchase a share of Stock at a predetermined Option Price. No later than the Grant Date of any stock option, the Committee shall establish the Option Price of such stock option. The per-share Option Price of a stock option shall not be less than 100% of the Fair Market Value of a share of the Stock on the Grant Date. Such Option Price shall be subject to adjustment as provided in Section 23. The applicable Award Agreement may provide that the stock option shall be exercisable for restricted stock.

     (c) Grant of Incentive Stock Options. At the time of the grant of any stock option, the Committee may designate such stock option as an “incentive stock option” as defined in Section 422 of the Code. Any stock option not so designated shall not be an incentive stock option, even if it otherwise meets the requirements of Section 422 of the Code. Any stock option so designated that nevertheless fails (either at the time of grant or at any time thereafter as a result of accelerated vesting or otherwise) to meet the requirements of Section 422 of the Code, in whole or in part, shall be treated as a stock option that is not an incentive stock option to the extent of such failure. The terms of any incentive stock option shall require the Grantee to notify the Committee or its designee of any “disqualifying disposition” (as defined in Section 421(b) of the Code) of any Stock issued pursuant to the exercise of the incentive stock option within 10 days after such disposition.

     (d) Grant of Shares of Restricted Stock.

               (i) Shares of restricted stock are shares of Stock that are awarded to a Grantee and that, during a restricted period, may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award Agreement. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the restricted period.

               (ii) The Committee shall, in its discretion, determine the amount, if any, that a Grantee shall pay for shares of restricted stock, subject to the following sentence. Except with respect to shares of restricted stock that are treasury shares, for which no payment need be required, the Committee shall require the Grantee to pay at least the Minimum Consideration for each share of restricted stock granted to such Grantee. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 days after the Grant Date for such shares. In the discretion of the Committee and to the extent permitted by law, payment also may be made in accordance with Section 10.

               (iii) The Committee may, but need not, provide that all or any portion of a Grantee’s Award of restricted stock, or restricted stock acquired upon exercise of a stock option, shall be forfeited:

                         (A) except as otherwise specified in the Award Agreement, upon the Grantee’s Termination of Employment as provided in Section 13, or

                         (B) if the Company or the Grantee does not achieve specified performance goals (if any) within a specified time period after the Grant Date and before the Grantee’s Termination of Employment, or

                         (C) upon failure to satisfy such other conditions as the Committee may specify in the applicable Award Agreement; provided that, subject to Sections 4(c)(viii), 13, 14 and 22, in no case shall such Award become nonforfeitable before the first anniversary of the Grant Date.

               (iv) If a share of restricted stock is forfeited, then, if the Grantee was required to pay for such share or acquired such share upon the exercise of a stock option: (A) the Grantee shall be deemed to have resold such share to the Company at the lesser of (1) the amount paid or, if the restricted stock was acquired on exercise of a stock option, the Option Price paid by the Grantee for such share, or (2) the Fair Market Value of a share of Stock on the date of such forfeiture; (B) the Company shall pay to the Grantee the amount determined under clause (A) of this sentence as soon as is administratively practical; and (C) such share shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the later of the date the event causing the forfeiture occurred or the date of the Company’s tender of the payment specified in clause (B) of this sentence, whether or not such tender is accepted by the Grantee.

               (v) The Committee may provide that any share of restricted stock shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such share becomes nonforfeitable or is forfeited. Any share of restricted stock shall bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in this Plan and the applicable Award Agreement. If any share of restricted stock becomes nonforfeitable, the Company shall cause the certificate for such share to be issued or reissued without such legend.

     (e) Grant of Stock Appreciation Rights. A stock appreciation right represents the right to receive a payment, in cash, shares of Stock or both (as determined by the Committee) equal to the excess of the Fair Market Value, on the date such Fair Market Value is determined, of a specified number of shares of Stock, over the Award’s grant or exercise price, if any. When granted, stock appreciation rights may, but need not, be identified with shares of Stock subject to a specific stock option, specific shares of restricted stock or specific performance units of the Grantee (including any stock option, shares of restricted stock or performance units granted on or before the Grant Date of the stock appreciation rights) in a number equal to or different from the number of shares of Stock subject to the stock appreciation rights so granted. If stock appreciation rights are identified with shares of Stock subject to a stock option, with shares of restricted stock or with performance units, then, unless otherwise provided in the applicable Award Agreement, the Grantee’s associated stock appreciation rights shall terminate upon, and to the extent of, (i) the expiration, termination, forfeiture or cancellation of such stock option, shares of restricted stock or performance units, (ii) the exercise of such option or performance units, or (iii) the date such shares of restricted stock become nonforfeitable.

     (f) Grant of Performance Units. Performance units represent the right of a Grantee to receive shares or cash or a combination of shares and cash equal to the Fair Market Value of such shares at a future date in accordance with the terms of such grant. To the extent performance units are based upon a number of shares of Stock (whether such shares are to be delivered in kind or in cash), grants thereof shall be subject to the limitations imposed by Section 3.

               (i) In connection with the grant of any performance unit, the Committee shall:

                     (A)    determine performance goals applicable to such grant,

                     (B)    designate a period, of not less than one year nor more than seven years, for the measurement of the extent to which performance goals are attained, which period may begin prior to the Grant Date (the “Measuring Period”), and

                     (C)   assign a “Performance Percentage” to each level of attainment of performance goals during the Measuring Period, with the percentage applicable to minimum attainment being 0% and the percentage applicable to maximum attainment to be determined by the Committee from time to time.

               (ii) In establishing performance goals, the Committee may consider any performance factor or factors it deems appropriate, including Specified Performance Goals, remaining employed for a specified period or any other factor the Committee deems appropriate. The Committee may, at any time, in its discretion, modify performance goals in order to facilitate their attainment for any reason, including recognition of unusual or nonrecurring events affecting the Company or a Subsidiary or changes in applicable laws, regulations or accounting principles. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Measuring Period, then, to the extent the Committee determines the performance goals or Measuring Period are no longer appropriate, the Committee may (A) adjust, change or eliminate the performance goals or the applicable Measuring Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Measuring Period; or (B) make a cash payment to the Grantee in an amount determined in accordance with the method described in Section 13(b)(iii), substituting the effective date of such promotion, demotion or transfer for the Termination of Employment referred to in Section 13(b)(iii).

               (iii) When granted, performance units may, but need not, be identified with shares of Stock subject to a specific stock option, specific shares of restricted stock or specific stock appreciation rights of the Grantee granted under this Plan in a number equal to or different from the number of the performance units so granted. If performance units are identified with shares of Stock subject to a stock option, shares of restricted stock or stock appreciation rights, then, unless otherwise provided in the applicable Award Agreement, the Grantee’s associated performance units shall terminate upon (A) the expiration, termination, forfeiture or cancellation of such stock option, shares of restricted stock or stock appreciation rights, (B) the exercise of such stock option or stock appreciation rights, or (C) the date such shares of restricted stock become nonforfeitable.

               (iv) If a Grantee commences employment after the performance goals of a particular Measuring Period are established, the Committee may grant an Award that is proportionately adjusted based on the period of actual service during the Measuring Period.

     (g) Grant of Stock Bonuses. The Committee may, in its discretion, grant shares of Stock to any employee eligible under Section 5 to receive Awards, other than executive officers of the Company.

     (h) Grant of Other Stock-Based Awards. The Committee may, in its discretion, grant other stock-based awards. These are Awards, other than stock options, stock appreciation rights, restricted stock or performance units, that are denominated in, valued, in whole or in part, by reference to, or otherwise based on or related to, Stock. The purchase, exercise, exchange or conversion of other stock-based awards granted under this Section 6(h) shall be on such terms and conditions and by such methods as shall be specified by the Committee. Where the value of another stock-based award is based on the difference between the excess of the Fair Market Value, on the date such Fair Market Value is determined, over such Award’s exercise or grant price, the exercise or grant price for such an Award will not be less than 100% of the Fair Market Value on the Grant Date.

7. Grantee’s Agreement to Serve

The Committee may, in its discretion, require each Grantee who is granted an Award to, execute such Grantee’s Award Agreement, and to agree that such Grantee will remain in the employ of the Company or any of its Subsidiaries or remain as a non-employee director or senior director, as applicable, for at least one year after the Grant Date. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee’s employment or service as a non-employee director or senior director shall be implied by the terms of this Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of any Grantee as existed before the Effective Date.

8. Non-Transferability

Each Award (other than restricted stock) granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution; provided, however, that a Grantee may, in a manner set forth in rules established by the Committee: (a) designate in writing a beneficiary to exercise his or her Award after the Grantee’s death; (b) transfer a stock option (other than an incentive stock option), stock appreciation right, performance unit or other stock-based award to a revocable inter vivos trust as to which the Grantee is both the settlor and the trustee; and (c) if permitted by the Committee pursuant to its rules, transfer an Award (other than restricted stock or an incentive stock option) for no consideration to any of the following permissible transferees (each a “Permissible Transferee”): (i) any member of the Immediate Family of the Grantee to whom such Award was granted, (ii) any trust for the benefit of members of the Grantee’s Immediate Family, (iii) any partnership whose partners are members of the Grantee’s Immediate Family or (iv) Ronald McDonald House Charities or any Ronald McDonald House; and further provided that (A) the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer; (B) any such transfer shall be subject to and in accordance with the rules and regulations prescribed by the Committee in accordance with Section 4(c)(xii), and (C) except as otherwise expressly provided for in this Plan or in the Transfer Rules, a Permissible Transferee shall have all the rights and obligations of the Grantee hereunder and the Grantee shall not retain any rights with respect to the transferred Award, and further provided that the payment of any tax attributable to the exercise of an Award shall remain the obligation of the Grantee and the period during which an Award shall remain exercisable under Section 13 shall depend upon the time and nature of the Grantee’s Termination of Employment. Notwithstanding the foregoing, the Committee may, from time to time, in its sole discretion designate additional individuals, persons or classes as Permissible Transferees, and permit other transfers as the Committee determines to be appropriate.

     Each share of restricted stock shall be non-transferable until such share becomes nonforfeitable.

9.    Exercise

  (a)   Exercise of Stock Options. Subject to Sections 4(c)(viii), 13, 14 and 22 and such terms and conditions as the Committee may impose, each stock option shall be exercisable as and when determined by the Committee; provided that, unless the Committee determines otherwise, each stock option shall be exercisable in one or more installments commencing not earlier than the first anniversary of the Grant Date of such stock option.

     Each stock option shall be exercised by delivery of notice of intent to purchase a specific number of shares of Stock subject to such stock option. Such notice shall be in a manner specified by and satisfactory to the Company. The Option Price of any shares of Stock or shares of restricted stock as to which a stock option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

          (i) cash,

          (ii) Stock held by the Grantee for more than six months prior to exercise of the stock option, valued at its Fair Market Value at the time of exercise,

          (iii) with the approval of the Committee, shares of restricted stock held by the Grantee for more than six months prior to exercise of the stock option, each valued at the Fair Market Value of a share of Stock at the time of exercise, or

          (iv) through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Board of Governors of the Federal Reserve System.

     In the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Section 10.

     If restricted stock is used to pay the Option Price for Stock subject to a stock option (“Tendered Restricted Stock”), then the Committee may, but need not, specify that (i) all the shares of Stock acquired on exercise of the stock option shall be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the stock option, or (ii) a number of shares of Stock acquired on exercise of the stock option equal to the number of shares of Tendered Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the stock option.

     (b) Exercise of Stock Appreciation Rights. Subject to Sections 4(c)(viii), 13, 14 and 22 and such terms and conditions as the Committee may impose, each stock appreciation right shall be exercisable as and when determined by the Committee; provided that, unless the Committee determines otherwise, each stock appreciation right shall be exercisable not earlier than the first anniversary of the Grant Date of such stock appreciation right, to the extent the stock option with which it is identified, if any, may be exercised, to the extent the restricted stock with which it is identified, if any, has become nonforfeitable, or to the extent the performance unit with which it is identified, if any, may be exercised. Stock appreciation rights shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of stock appreciation rights. Unless otherwise provided in the applicable Award Agreement, the exercise of stock appreciation rights that are identified with shares of Stock subject to a stock option, shares of restricted stock or performance units shall result in the cancellation or forfeiture of such stock option, shares of restricted stock or performance units, as the case may be, to the extent of such exercise.

     The benefit for each share as to which a stock appreciation right is exercised shall be equal to:

          (i) the Fair Market Value of a share of Stock on the date of such exercise, reduced by

          (ii) an amount equal to:

               (A) for any stock appreciation right identified with shares of Stock subject to a stock option, the Option Price of such stock option, unless the Committee in the grant of the stock appreciation right specified a higher amount or

               (B) for any other stock appreciation right, the Fair Market Value of a share of Stock on the Grant Date of such stock appreciation right, unless the Committee in the grant of the stock appreciation right specified a higher amount; provided that the Committee, in its discretion, may provide that the benefit for any stock appreciation right shall not exceed such percentage of the Fair Market Value of a share of Stock on such Grant Date as the Committee shall specify.

     The benefit upon the exercise of a stock appreciation right shall be payable in cash, except that the Committee, may, in its discretion, provide in the Award Agreement that benefits, with respect to any particular exercise, may be paid wholly or partly in Stock.

     (c) Exercise of Performance Units.

          (i) Subject to Sections 4(c)(viii), 13, 14 and 22 and such terms and conditions as the Committee may impose, if, with respect to any performance unit, the minimum performance goals have been achieved during the applicable Measuring Period, then such performance unit shall vest and be exercisable commencing on the later of (A) the first anniversary of the Grant Date or (B) the first day after the end of the applicable Measuring Period. Performance units shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of performance units; provided, however, that performance units not identified with shares of Stock subject to a stock option, shares of restricted stock or stock appreciation rights shall be deemed exercised on the date on which they first become exercisable. Unless otherwise provided in the applicable Award Agreement, the exercise of performance units that are identified with shares of Stock subject to a stock option, shares of restricted stock or stock appreciation rights shall result in the cancellation or forfeiture of such shares of Stock subject to a stock option, shares of restricted stock or stock appreciation rights, as the case may be, to the extent of such exercise.

          (ii) The benefit for each performance unit exercised shall be an amount equal to the product of:

                    (A) the Unit Value multiplied by

                    (B) the Performance Percentage attained during the Measuring Period for such performance unit.

          (iii) The “Unit Value” shall be, as specified by the Committee,

                    (A) a dollar amount,

                    (B) an amount equal to the Fair Market Value of a share of Stock on the Grant Date,

                    (C) an amount equal to the Fair Market Value of a share of Stock on the exercise date of the performance unit, including, if so provided in the applicable Award Agreement, an amount equal to the value that would result if dividends paid on a share of Stock on or after the Grant Date and on or before the exercise date were invested in shares of Stock as of each respective dividend payment date (“Dividend Equivalent Amount”), or

                    (D) an amount equal to the Fair Market Value of a share of Stock on the exercise date of the performance unit (plus, if so specified in the applicable Award Agreement, a Dividend Equivalent Amount), reduced by the Fair Market Value of a share of Stock on the Grant Date of the performance unit.

          (iv) Unless expressly provided for in the applicable Award Agreement, the benefit upon the exercise of a performance unit shall be payable on or about April 1st following the close of the Measuring Period.

          (v) Benefits upon exercise of a performance unit shall be payable in cash (unless deferred under the terms and conditions of the Company’s Deferred Income Plan or in accordance with such other rules and regulations as the Committee may approve), except that the Committee, may, in its discretion, provide in the applicable Award Agreement that benefits, with respect to any particular exercise, may be paid wholly or partly in Stock. In the event the applicable Award Agreement provides that the benefit may be paid wholly in Stock, unless the Committee, in its discretion, specifies at the time of exercise that the benefit shall be paid partly or wholly in cash, the number of shares of Stock payable in lieu of cash shall be determined by valuing the Stock at its Fair Market Value on the date such benefit is to be paid.

10. Loans and Guarantees

The Committee may, in its discretion:

     (a) allow a Grantee to defer payment to the Company of all or any portion of (i) the Option Price of a stock option, (ii) the purchase price of a share of restricted stock, or (iii) any taxes associated with a benefit hereunder that is not a cash benefit at the time such benefit is so taxable, or

     (b) cause the Company to guarantee a loan from a third party to the Grantee, in an amount equal to all or any portion of such Option Price, purchase price or any related taxes.

     Any such payment deferral or guarantee by the Company pursuant to this Section 10 shall be on such terms and conditions as the Committee may determine; provided that the interest rate applicable to any such payment deferral shall be not more favorable to the Grantee than the terms applicable to funds borrowed by the Company. Notwithstanding the foregoing, a Grantee shall not be entitled to defer the payment of such Option Price, purchase price or any related taxes unless the Grantee (i) enters into a binding obligation to pay the deferred amount and (ii) except with respect to treasury shares, pays upon exercise of a stock option or grant of shares of restricted stock, as the case may be, an amount equal to or greater than the Minimum Consideration thereof. If the Committee has permitted a payment deferral or caused the Company to guarantee a loan pursuant to this Section 10, then the Committee may, in its discretion, require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Grantee’s Termination of Employment or Termination of Directorship, as applicable, or if the Grantee sells or otherwise transfers the Grantee’s shares of Stock purchased pursuant to such deferral or guarantee.

11. Notification under Section 83(b)

The Committee may, on the Grant Date or any later date, prohibit a Grantee from making the election described below. If the Committee has not prohibited such Grantee from making such election, and the Grantee shall, in connection with the exercise of any stock option, or the grant of any share of restricted stock, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to complying with any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

12.   Withholding Taxes

     (a)    Whenever, under this Plan, cash or Stock is to be delivered upon exercise or payment of an Award or a share of restricted stock becomes nonforfeitable, or any other event occurs that results in taxation of a Grantee with respect to an Award, the Company shall be entitled to require (i) that the Grantee remit an amount sufficient to satisfy all U.S. federal, state and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under this Plan or (iii) any combination of the foregoing; provided, however, that no amount shall be withheld from any cash payment or shares of Stock relating to an Award that was transferred by the Grantee in accordance with this Plan and such cash payment or delivery to such Permissible Transferee shall in no way be conditioned upon the Grantee’s remittance obligation described herein.

     (b) If any disqualifying disposition (as defined in Section 421(b) of the Code) is made with respect to shares of Stock acquired under an incentive stock option granted pursuant to this Plan or any election described in Section 11 is made, then the individual making such disqualifying disposition or election shall remit to the Company an amount sufficient to satisfy all U.S. federal, state and local withholding taxes thereby incurred; provided, that in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under this Plan.

     (c) Notwithstanding the foregoing, in no event shall the amount withheld in the form of shares of Stock due to a Grantee under this Plan exceed the minimum required by applicable law.

13.   Termination of Employment

     (a) For Cause. If a Grantee has a Termination of Employment for Cause,

               (i) the Grantee’s shares of restricted stock that are forfeitable shall thereupon be forfeited, subject to the provisions of Section 6(d)(iv) regarding repayment of certain amounts to the Grantee; and

               (ii) any unexercised stock option, stock appreciation right, or performance unit shall terminate immediately upon such Termination of Employment for Cause.

     (b) On Account of Death or Disability. If a Grantee has a Termination of Employment on account of the Grantee’s death or Disability, then:

               (i) the Grantee’s shares of restricted stock that were forfeitable shall thereupon become nonforfeitable;

               (ii) any unexercised stock option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock or a performance unit), whether or not exercisable on the date of such Termination of Employment may be exercised, in whole or in part, at any time within three years after such Termination of Employment (or until the 15th anniversary of the Grant Date, if sooner) by the Grantee, or after the Grantee’s death, by (A) his or her personal representative or by the person to whom the stock option or stock appreciation right is transferred by will or the applicable laws of descent and distribution, (B) the Grantee’s beneficiary designated in accordance with Section 8, (C) the then-acting trustee of the trust described in Section 8(b); or (D) a Permissible Transferee of an Award assigned or transferred in accordance with Section 8; and

               (iii) any unexercised performance unit shall be deemed exercised upon such Termination of Employment by the Grantee (or, if applicable, an individual or entity as specified in Section 13(b)(ii)) as follows: (A) the value of any vested performance units shall be payable at the same time that payments for that Measuring Period are made to other Grantees under this Plan; and (B) the value of any unvested performance units shall be payable on or about April 1st of the year following the year of such Termination of Employment; provided that the value of any unvested performance unit shall be equal to the product of the Unit Value multiplied successively by each of the following:

                    (1) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such Termination of Employment and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period; and

                    (2) the percentage that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals are achieved as of the December 31st following Termination of Employment would continue until the end of the Measuring Period.

     (c) On Account of Retirement. (i) If a Grantee has a Termination of Employment on account of Retirement after age 60 with 20 years or more of Affiliate Service, any unexercised stock option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock or a performance unit) that is then exercisable or that would have become exercisable within three years of such Retirement if the Grantee had remained employed by the Company or a Subsidiary throughout such three-year period, may be exercised, in whole or in part, by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8, at any time within three years after the Grantee’s Retirement or until the 15th anniversary of the Grant Date, if sooner.

               (ii) If a Grantee has a Termination of Employment on account of Retirement with combined age and years of Affiliate Service equal to or greater than 70, any unexercised stock option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock or a performance unit) that is then exercisable or that would have become exercisable within three years of such Retirement if the Grantee had remained employed by the Company or a Subsidiary throughout such three-year period may be exercised, in whole or in part, by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8, at any time within three years after the Grantee’s Retirement or until the end of the stated term of the Award, if sooner, provided that the Grantee executes and delivers to the Company a two-year non-competition agreement (in a form reasonably satisfactory to the Company); and further provided that the Grantee provides one year’s prior written notice of the Grantee’s intention to retire to the officer in charge of the Benefits and Compensation Department in Oak Brook, Illinois. If the Grantee violates the provisions of the non-competition agreement during the two-year period following Retirement, all unexercised stock options and stock appreciation rights (other than stock appreciation rights identified with restricted stock or performance units) will immediately terminate and will not be exercisable.

               (iii) The nonforfeitability and exercisability of restricted stock (and any stock appreciation rights identified therewith) held by a Grantee who has a Termination of Employment on account of Retirement shall be determined under Section 13(f). The vesting and exercisability of the Grantee’s performance units (and any stock appreciation rights identified therewith) shall be determined under Section 13(b)(iii).

     (d) On Account of Termination of Employment After Age 60. If a Grantee has a Termination of Employment after attaining age 60, other than a Termination of Employment for Cause or on account of death, Disability or Retirement, any unexercised stock option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock or a performance unit) to the extent exercisable on the date of such Termination of Employment, may be exercised, in whole or in part, by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8, at any time within one year after the Grantee’s Termination of Employment or until the 15th anniversary of the Grant Date, if sooner. The nonforfeitability and exercisability of the Grantee’s restricted stock (and any stock appreciation rights identified therewith) shall be determined under Section 13(f). The vesting and exercisability of the Grantee’s performance units (and any stock appreciation rights identified therewith) shall be determined under Section 13(b)(iii).

     (e) Special Circumstances; Disaffiliation. (i) If a Grantee has a Termination of Employment under Special Circumstances, the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8 will receive an extension of time to exercise any unexercised stock options and stock appreciation rights (other than stock appreciation rights identified with restricted stock or performance units) and accelerated vesting of these stock options and stock appreciation rights based on the following rules that incorporate age and years of Affiliate Service (in the case of a Job Loss) or Company Service (in other Special Circumstances):

Age and Years of Company or Affiliate Service	Additional Vesting and Time to Exercise
70 plus years	3 Years
60 to 69 years	2 Years
50 to 59 years	1 Year

provided, that in no event may a stock option or stock appreciation right be exercised after the 15th anniversary of the Grant Date.

               (ii) If a Grantee has a Termination of Employment because of a Disaffiliation, the provisions of this Section 13(e)(ii) and Section 13(e)(iii) (and no other provision of this Section 13 that might otherwise apply) shall determine the consequences for such Grantee’s Awards. In such a case, the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8 will be permitted to exercise any stock options and stock appreciation rights (other than stock appreciation rights identified with restricted stock or performance units) that are unexercised and vested immediately before the Grantee’s Termination of Employment for one year following the Grantee’s Termination of Employment.

               (iii) In addition, if a Grantee has a Termination of Employment because of Special Circumstances or Disaffiliation, the nonforfeitability and exercisability of restricted stock (and any stock appreciation rights identified therewith) held by the Grantee shall be determined under Section 13(f)(i), and the vesting and exercisability of the Grantee’s performance units (and any stock appreciation rights identified therewith) shall be determined under Section 13(b)(iii).

     (f) Any Other Reason. If a Grantee has a Termination of Employment for a reason other than those specified in this Section 13,

               (i) the Grantee’s shares of restricted stock (and any stock appreciation rights identified therewith), to the extent forfeitable on the date of the Grantee’s termination of employment, shall be forfeited on such date;

               (ii) any unexercised stock option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock or a performance unit) to the extent exercisable on the date of the Grantee’s Termination of Employment, may be exercised, in whole or in part, by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8, not later than the 30th day following the Grantee’s termination of employment; provided that, if such 30th day is not a business day, such stock option or stock appreciation right may be exercised not later than the first business day following such 30th day; and provided, further, that in no event may a stock option or stock appreciation right be exercised after the 15th anniversary of the Grant Date; and

               (iii) the Grantee’s performance units (and any stock appreciation rights identified therewith) shall not vest further and may not be exercised, in whole or in part, by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8; provided that the value of any vested performance units shall be payable to the Grantee at the same time that payments for that Measuring Period are made to other Grantees under this Plan.

     (g) Selection of Rule. If a particular Grantee’s Termination of Employment is covered by more than one of the foregoing rules, then except as specifically provided in Section 13(e)(ii), for each Award held by the Grantee, the applicable rule that is the most favorable to the Grantee shall apply.

     (h) Committee Discretion. Notwithstanding the foregoing, the Committee may determine that the consequences of a Termination of Employment or a Termination of Directorship for a particular Award will differ from those outlined above, either (i) in connection with the grant of the Award, or (ii) if the change is favorable to the Grantee, after it is granted.

14.    Termination of Directorship

     (a) For Cause. If a Termination of Directorship occurs for Cause, any unexercised stock option or other Awards shall thereupon terminate.

     (b) Retirement. If a Termination of Directorship occurs because of Retirement, any unexercised stock option, whether or not exercisable on the date of Retirement, may be exercised, in whole or in part, for a period of three years from the Grantee’s Retirement, or until the end of its stated term, if sooner. Any other unvested Awards shall become vested and payable to the Grantee.

     (c) Death or Disability. If Termination of Directorship occurs because of the death or Disability of the Grantee, any unexercised stock option, whether or not exercisable on the date of such Termination of Directorship, may be exercised by the Grantee, a Permissible Transferee or by the Grantee’s personal representative after the Grantee’s death, in whole or in part, at any time within three years after such Termination of Directorship or until the 15th anniversary of the Grant Date, if sooner. Any other unvested Awards shall become vested and payable to the Grantee, a Permissible Transferee or by the Grantee’s personal representative after the Grantee’s death.

     (d) Other Termination. If a Termination of Directorship occurs for any reason other than for Cause (as described in Section 14(a)) or the death, Disability or Retirement of a Grantee, any unexercised stock option to the extent exercisable on the date of the Termination of Directorship, may be exercised, in whole or in part, at any time within one year after the Termination of Directorship, or until the end of its stated term, if sooner. Any other Awards to the extent the Awards are unvested on the date of Termination of Directorship shall be forfeited and cancelled.

15. Equity Incentive Plans of Foreign Subsidiaries

The Committee may authorize any foreign Subsidiary to adopt a plan for granting Awards (a “Foreign Equity Incentive Plan”). All awards granted under such Foreign Equity Incentive Plans shall be treated as grants under this Plan. Such Foreign Equity Incentive Plans shall have such terms and provisions as the Committee permits not inconsistent with the provisions of this Plan and that may be more restrictive than those contained in this Plan. Awards granted under such Foreign Equity Incentive Plans shall be governed by the terms of this Plan, except to the extent that the provisions of such Foreign Equity Incentive Plans are more restrictive than the terms of this Plan, in which case such terms of such Foreign Equity Incentive Plans shall control.

16.   Securities Law Matters

     (a) If the Committee deems it necessary to comply with the Securities Act of 1933, as amended, and the regulations and rulings thereunder, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

     (b) If, based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) U.S. federal or state securities law or (ii) the listing requirements of any national securities exchange on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

17. Funding

Benefits payable under this Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under this Plan.

18. No Employment Rights

Neither the establishment of this Plan, nor the granting of any Award, shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by this Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

19. Rights as a Stockholder

A Grantee shall not, by reason of any Award (other than restricted stock), have any right as a stockholder of the Company with respect to the shares of Stock that may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Shares of restricted stock held by a Grantee or held in escrow by the Secretary of the Company shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in this Plan. The Committee, in its discretion, at the time of grant of restricted stock, may permit or require the payment of cash dividends thereon to be deferred, and, if the Committee so determines, reinvested in additional restricted stock to the extent shares are available under Section 3 or otherwise reinvested. Stock dividends, other non-cash dividends and distributions, and deferred cash dividends issued with respect to restricted stock shall be treated as additional shares of restricted stock that are subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Committee may, in its discretion, provide for crediting to and payment of interest on deferred cash dividends.

20. Nature of Payments

Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee, and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

21. Non-Uniform Determinations

Neither the Committee’s nor the Board’s determinations under this Plan need be uniform, and may be made by the Committee or the Board selectively among individuals who receive, or are eligible to receive, Awards (whether or not such individuals are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under Section 13, of Terminations of Employment. Notwithstanding the foregoing, the Committee’s interpretation of this Plan’s provisions shall be uniform as to similarly situated Grantees.

22. Change in Control Provisions

Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control:

     (a) All stock options and stock appreciation rights outstanding as of the date such Change in Control occurs shall become fully vested and exercisable.

     (b) The restrictions and other conditions applicable to any restricted stock, performance units or other stock-based awards, including vesting requirements, shall lapse, and such Awards shall become free of all restrictions and fully vested.

     (c) Any performance units relating to Measuring Periods ending on or before the date of the Change in Control occurs that have been earned but not paid shall become immediately payable in cash. In addition, each Grantee who has an outstanding performance unit relating to a Measuring Period that ends after the Change in Control (whether or not vested) (an “Outstanding Performance Unit”) shall be paid, as soon as practicable after the Change in Control, a cash payment equal to the product of (i) the amount payable with respect to such performance unit, based on the target level of the associated performance goals, times (ii) a fraction, the numerator of which is the number of full or partial months that have elapsed since the beginning of such Measuring Period through the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Measuring Period. The Committee shall determine, before or as soon as practicable after, such Change in Control, whether the Outstanding Performance Units shall remain outstanding following the Change in Control, and if so, (i) the Committee shall make any appropriate adjustments to reflect the Change in Control (such as changes in the applicable performance goals) without enlarging or diminishing the award opportunity represented by the Outstanding Performance Units and (ii) any amounts that thereafter become payable with respect to any Outstanding Performance Unit shall be reduced to the extent necessary to avoid duplicating any amounts previously paid with respect to the same Outstanding Performance Unit pursuant to the preceding sentence.

     (d) Upon a Termination of Employment or Termination of Directorship occurring in connection with or during the period of one year after such Change in Control, other than for Cause, a stock option shall remain exercisable for not less than one year and one day following such termination or until the expiration of the stated term of such stock option, whichever period is shorter.

23. Adjustments

The Committee shall make such adjustments (if any) as it deems appropriate and equitable, in its discretion, to the following:

     (a) the aggregate numbers of shares of Stock, shares of restricted stock and bonus stock available under Sections 3(a) and (c),

     (b) the number of shares of Stock, shares of restricted stock, stock appreciation rights or performance units covered by an outstanding Award,

     (c) the Option Price of an outstanding stock option,

     (d) the Fair Market Value of Stock to be used to determine the amount of the benefit payable upon exercise of outstanding stock appreciation rights or performance units,

     (e) the maximum numbers of shares of Stock for which certain Awards may be granted to any Grantee in any three-year period under Section 3(b) and clauses (i) and (iii) of Section 24(c), and

     (f) such other adjustments to outstanding Awards as the Committee may determine to be appropriate and equitable,

to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation of a Subsidiary or similar event of or by the Company. Such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, (ii) the substitution of other property (including, without limitation, other securities) for the Stock covered by outstanding Awards, and (iii) in connection with any Disaffiliation of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Grantees employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the Disaffiliation.

24.   Qualified Performance-Based Awards.

     (a) The provisions of this Plan are intended to ensure that all stock options and stock appreciation rights granted hereunder to any Grantee who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) at the time of exercise qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention. The provisions referred to in the preceding sentence include without limitation the limitation on the total amount of such Awards to any Grantee set forth in Section 3(b); the requirement of Section 4(a) that the Committee satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption; the limitations on the discretion of the Committee with respect to Qualified Performance-Based Awards; and the requirements of Sections 6(b) and 6(e) that the Option Price of stock options and the base price for determining the value of stock appreciation rights be not less than the Fair Market Value of the Stock on the Grant Date (which requirement constitutes the Qualified Performance Goal).

     (b) When granting any restricted stock, performance units or other stock-based awards other than stock options and stock appreciation rights, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption. The provisions of this Section 24 shall apply to all such Qualified Performance-Based Awards, notwithstanding any other provision of this Plan, other than Section 22.

     (c) The maximum amount of Qualified Performance-Based Awards (other than stock options and stock appreciation rights) that may be granted to any Grantee in any three-year period shall not exceed the following: (i) 5,000,000 shares for all Qualified Performance-Based Awards that are performance units based upon a number of shares (rather than upon a dollar amount); (ii) $5,000,000 for all Qualified Performance-Based Awards that are performance units based upon a dollar amount; and (iii) 200,000 shares for all other Qualified Performance-Based Awards; provided, that the number of shares set forth in clauses (i) and (iii) shall be subject to adjustment as provided in Section 23.

     (d) Each Qualified Performance-Based Award (other than a stock option or stock appreciation right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Qualified Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided that (i) the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or Disability of the Grantee, and (ii) the provisions of Section 22 shall apply notwithstanding this sentence.

     (e) Except as specifically provided in Section 24(d), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner to waive the achievement of the applicable Performance Goals or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

25. Amendment of this Plan

The Board may from time to time in its discretion amend or modify this Plan or Awards without the approval of the stockholders of the Company, except as such stockholder approval may be required (a) to permit the grant of Awards under, and transactions in Stock pursuant to, this Plan to be exempt from liability under Section 16(b) of the 1934 Act or (b) under the listing requirements of any national securities exchange on which are listed any of the Company’s equity securities; provided that except as provided in the next sentence, no such amendment shall adversely affect any previously-granted Award without the consent of the Grantee, and no such amendment may be made that would cause a Qualified Performance Based Award to cease to qualify for the Section 162(m) Exemption. Notwithstanding the foregoing, the Board may from time to time amend this Plan or Awards, and the Committee may from time to time amend Awards, without the consent of affected Grantees, (i) to comply with applicable law, stock exchange rules or accounting rules, and (ii) to make changes that do not materially decrease the value of such Awards.

26. Termination of this Plan

This Plan shall terminate on the 10th anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any Award then outstanding under this Plan.

27. No Illegal Transactions

This Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority that may be applicable thereto; and, notwithstanding any provision of this Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

28. Controlling Law

The law of the State of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to this Plan.

29. Severability

If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.